UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 9, 2013

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)
Registrant's telephone number, including area code: (513) 397-9900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Departure of Director

On October 9, 2013, John F. Cassidy, Vice Chairman of the Board of Directors (the “Board”), informed the Board and the Company that he was retiring as a director effective December 31, 2013. Mr. Cassidy stated that he felt that the transition of his responsibilities to Mr. Torbeck, the Company’s President and Chief Executive Officer, has been successfully completed.

(d)    Election of Directors.

Effective October 10, 2013, the Board appointed Theodore H. Schell and Russel P. Mayer as directors of the Company. Messrs. Schell and Mayer were appointed to fill existing vacancies on the Board and will serve a term expiring at the 2014 Annual Meeting of Shareholders. It has not yet been determined to which Board committees Messrs. Schell and Mayer will be appointed. The Company will file an amendment to this Form 8-K filing under Item 5.02 after such committee appointments are made. Messrs. Schell and Mayer will receive compensation from the Company for service on the Board on the same terms as other non-employee members of the Board.

The press release issued by the Company on October 14, 2013, announcing the Board appointments and Mr. Cassidy’s retirement from the Board is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits
Exhibit No.         Exhibit Description

Exhibit 99.1	Press Release, dated October 14, 2013, announcing the Board appointments and Mr. Cassidy’s retirement from the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	October 15, 2013	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.                Exhibit Description

Exhibit 99.1	Press Release, dated October 14, 2013, announcing the Board appointments and Mr. Cassidy’s retirement from the Board.